Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS, AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

FORM OF WARRANT

No. [ ]	[ ], 2005

TO PURCHASE SHARES OF COMMON STOCK, PAR VALUE $0.01

PER SHARE, OF SECURE COMPUTING CORPORATION

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

“Affiliate” means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” (and correlative terms “controlling,” “controlled by” and other “under common control with”) means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

“Board” means the Board of Directors of the Company.

“Business Combination” means (a) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (b) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

“Business Day” means any day except a Saturday, Sunday or a day on which banking institutions are legally authorized to close in the City of New York.

“Capital Stock” means (a) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (b) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Cashless Exercise” has the meaning given to it in Section 3(A)(b)(ii).

“Certificate of Designations” means the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company, in the form as set forth in Exhibit D to the Purchase Agreement.

“Change in Control” has the meaning given to it in the Certificate of Designations.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Company” means Secure Computing Corporation, a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Stock” has the meaning given to it in the Certificate of Designations.

“Exercise Price” has the meaning given to it in Section 2 herein.

“Expiration Date” has the meaning given to it in Section 3(A) herein.

“Market Price” means, with respect to a particular security, on any given day, the volume weighted average price or, in case no such reported sales takes place on such day, the average of the highest asked and lowest bid prices regular way, in either case on the Nasdaq National Market or on the principal national securities exchange on which the applicable security is listed or admitted to trading, as applicable, or if not quoted on the Nasdaq National Market or listed or admitted to trading on any national securities exchange, (a) the average of the highest and lowest sale prices for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (b) if such security is so traded, but not so quoted, the average of the highest reported asked and lowest reported bid prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (c) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the highest asked and lowest bid prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board.

“Nasdaq” has the meaning given to it in the Purchase Agreement.

“Original Issue Date” means the date on which the Warrants were first issued.

“Outstanding” means, at any time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the conversion or exercise in full of all securities actually outstanding at such time that are exercisable for, or convertible into, shares of Common Stock (whether or not then exercisable or convertible), but shall not include any shares of Common Stock or securities exercisable for, or convertible into, shares of Common Stock in the treasury of the Company or held for the account of the Company or any of its Subsidiaries.

“Person” means an individual, corporation, partnership, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Preferred Stock” means the Series A Convertible Preferred Stock of the Company or successor preferred stock as contemplated by the Certificate of Designations.

“Purchase Agreement” means the Purchase Agreement, dated as of August 17, 2005, among the Company and the purchasers named therein, including all schedules and exhibits thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning given to it in Section 2 herein.

“Subsidiary” of a Person means (a) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (b) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

“Trading Day” means (a) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon, (b) if the applicable security is listed or admitted for trading on the New York Stock Exchange, Inc. or another national security exchange, a day on which the New York Stock Exchange, Inc. or such other national security exchange is open for trading or (c) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Warrantholder” has the meaning given to it in Section 2 herein.

“Warrants” means collectively the warrants which are issuable to the purchasers named in the Purchase Agreement pursuant to the Purchase Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, Warburg Pincus Private Equity IX, L.P. or its registered assigns or transferees (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of 1,000,000 fully paid and nonassessable shares of Common Stock (the “Shares”) of the Company, at a per Share purchase price (the “Exercise Price”) equal to $14.74. The number and type of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Shares,” “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise Rights.

(A) Exercise of Warrant; Term. The right to purchase the Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time or from time to time but in no event later than 11:59 p.m. New York City Time, on [                 ], 2012 (the “Expiration Date”), by (a) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in San Jose, California (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (b) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one or a combination of the following manners:

(i) by tendering in cash, by certified or cashier’s check or by wire transfer payable to the order of the Company;

(ii) by surrendering to the Company for cancellation securities of the Company equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the average Market Price of the Common Stock for the ten (10) consecutive Trading Days ending on and including the Trading Day immediately prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company; or

(iii) by having the Company withhold shares of Common Stock issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the average Market Price of the Common Stock for the five (5) consecutive Trading Days ending on and including the Trading Day immediately prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company (a “Cashless Exercise”).

(B) Replacement of Warrant. If the exercising (or transferring, as the case may be) Warrantholder does not exercise (or transfer, as the case may be) this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, not exceeding five (5) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised (or transferred, as the case may be).

(C) Notwithstanding anything to the contrary contained herein, if the Holder shall have given the Company written notice of its intention to exercise this Warrant on or before 11:59 p.m., New York City time on the Expiration Date, the Holder may exercise this Warrant at any time through (and including) the Business Day next following the date that any applicable required regulatory holding periods have expired and any applicable required governmental approvals have been obtained in connection with such exercise of this Warrant.

(D) Notwithstanding anything to the contrary contained herein, this Warrant shall be automatically exercised on the Expiration Date, without action required on the part of the Warrantholder (except as hereinafter provided), for the Shares in the event the Market Price exceeds the Exercise Price on the close of business on the Expiration Date. Upon notice by the

Company, the Warrantholder shall promptly surrender the Warrant at the office of the Company in San Jose, California (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company). Any such exercise of the Warrant shall be made through a Cashless Exercise.

4. Issuance of Shares; Authorization; Listing. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon issuance and payment therefor in any manner provided in Section 3(A), be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). Subject to the next sentence, certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed five (5) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered (or deemed delivered upon a Cashless Exercise) to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will procure, at its sole expense, the listing of the Shares, subject to issuance or notice of issuance on the principal domestic stock exchange or inter-dealer quotation system on which the Common Stock is then listed or traded. The Company will take all action as may be necessary to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price per share of Common Stock computed as of the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction of a Share.

6. No Rights as Shareholders. Except as otherwise provided herein, this Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof.

7. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Warrantholder or such designated Persons for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith or as a result of the holder being a

non-U.S. person) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment. This Warrant and any rights hereunder are not transferable by the Warrantholder, in whole or in part, in the absence of any effective registration statement related to this Warrant or an opinion of counsel, reasonably satisfactory in form and substance to the Company, that such registration is not required under the Securities Act and any applicable state securities laws. Subject to compliance with the preceding sentence, this Warrant and all rights hereunder are transferable to an accredited investor, in whole or in part (provided that this Warrant may not be transferred in part unless the transferee acquires the right to purchase at least 250,000 of the Shares), on the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses, taxes (other than stock transfer taxes or taxes imposed because the transferee is a non-U.S. Person) and other charges payable in connection with the preparation, execution and delivery of the new Warrants pursuant to this Section 8 shall be paid by the Company. The restrictions imposed by the first sentence of this Section 8 shall terminate as to the Warrant (i) when such security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such security, except with respect to securities held following such disposition by Affiliates of the Company, or (ii) when, in the opinion of counsel for the Company, such restrictions are no longer required in order to achieve compliance with the Securities Act.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder at the office or agency of the Company described in Section 3, for a new warrant or warrants of like tenor representing the right to purchase in the aggregate a like number of Shares. The Company shall maintain at the office or agency described in Section 3 a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, at the expense of the Warrantholder, the Company will issue and deliver in substitution for and upon cancellation of the mutilated Warrant, or in substitution for the Warrant lost, stolen or destroyed, a new warrant or warrants of like tenor and representing an equivalent right or interest.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Rule 144 Information. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as is described in Rule 144(c)(2) under the Securities Act). Upon the request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(A) Common Stock Issued at Less than Exercise Price. If after the Original Issue Date the Company issues or sells any Common Stock other than Excluded Stock without consideration or for consideration per share less than the Exercise Price in effect as of the day of such issuance or sale, the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be the sum of (w) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale, plus (x) the number of additional shares of Common Stock that the aggregate consideration received by the Company for the number of shares of Common Stock so issued or sold would purchase at the Exercise Price in effect immediately preceding such issuance or sale, and (2) the denominator of which shall be the sum of (y) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale, plus (z) the number of additional shares of Common Stock so issued or sold. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable:

(i) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock after deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(ii) In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board in good faith.

(iii) In the case of the issuance of (I) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (II) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

(a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

(b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

(c) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, the Exercise Price and the number of Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made pursuant to Section 13(A) upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

(d) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance thereof, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted pursuant to Section 13(A) to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

(e) if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

(B) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (b) the Exercise Price in effect immediately prior to the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (ii) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class or of any Person other than shares of Common Stock or (ii) of evidence of indebtedness of the Company or any Subsidiary or (iii) of assets (excluding dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants (excluding any rights or warrants referred to in Section 13(A)), in each such case the number of Shares issuable upon exercise of this Warrant shall be multiplied by a fraction, the numerator of which is the Market Price per share of Common Stock on such record date and the denominator of which is the Market Price per share of Common Stock on such record date less the then fair market value (as determined in good faith by the Board) of said shares, evidences of indebtedness, assets, rights or warrants to be so distributed per share of Common Stock; such adjustment shall take effect on the record date for such distribution. In such event, the Exercise Price shall be multiplied by a fraction, the numerator of which is the number of Shares issuable upon the exercise of this Warrant before such adjustment, and the denominator of which is the new number of Shares issuable upon exercise of this Warrant determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, in the event that the fair market value (as determined above) of the shares or evidences of indebtedness, assets, rights or warrants to be so distributed with respect to one share of Common Stock is equal to or greater than the Market Price per share of Common Stock on such record date, then proper provision shall be made such that upon exercise of the Warrant, the holder shall receive the amount and kind of such shares, assets, evidences of indebtedness, rights or warrants such holders would have received had such holders exercised this Warrant immediately prior to such record date. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), this Warrant after the date of such Business Combination or reclassification will be exercisable solely for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, to the extent reasonable, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination or reclassification, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

(E) Successive Adjustments. Successive adjustments in the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made, without duplication, whenever any event specified in Sections 13(A), (B), (C) and (D) shall occur.

(F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable is required if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, as the case may be; provided, however, that any adjustments which by reason of this Section 13(F) are not required to be made will be carried forward and given effect in any subsequent adjustment.

(G) Adjustment for Unspecified Actions. If any event occurs as to which, in the good faith judgment of the Board, the provisions of this Section 13 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the Warrantholder in accordance with the essential intent and principles of such provisions, the Board shall make an adjustment in the Exercise Price for the Warrants and/or the number of Shares received upon exercise of the Warrant, in accordance with such essential intent and principles, so as to protect such rights as aforesaid; provided, however, that in no event shall any adjustment have the effect of increasing the Exercise Price or decreasing the number of Shares, in each case as otherwise determined pursuant to any of the provisions of this Section 13 except in the case of a combination of shares of a type contemplated in Section 13(B) and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 13(B) or lower than the number of Shares as adjusted pursuant to Section 13(B).

(H) Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price or increase the number of Shares for which the Warrant may be exercised to any amount deemed appropriate by the Board; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 15-day period, after which time the Company may, at its option, reinstate the Exercise Price or number of Shares in effect prior to such reduction or increase, as applicable, subject to any interim adjustments pursuant to this Section 13.

(I) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 13, the Company shall forthwith file, at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records. If such statement relates to an adjustment resulting from an event referred to in Section 13(J), such notice shall be included as part of the notice required to be mailed and published under the provision of Section 13(J).

(J) Grant, Issue or Sale of Options, Convertible Securities, or Rights. If at any time or from time to time on or after the date of issuance hereof and prior to the Expiration Date, the Company shall grant, issue or sell any options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Exercise Price under Section 13 hereof, then the Holder shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such Holder shall be entitled under Section 13(K)) and upon the terms applicable to such Purchase Rights either:

(i) the aggregate Purchase Rights which the Warrantholder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising Warrantholder as soon as possible after such exercise and it shall not be necessary for the Holder specifically to request delivery of such rights; or

(ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which the Warrantholder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

(K) Notices. In the event that the Company shall give notice or make a public announcement to the holders of Common Stock of (1) any action of the type described in this Section 13, (2) a change in the type of securities or property to be delivered upon exercise of this Warrant), (3) a proposed liquidation, dissolution or winding up of the Company or (4) an offer to the holders of Common Stock the right to have their shares of Common Stock repurchased or redeemed or otherwise acquired by the Company, the Company shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least 20 days prior to such record date, give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. Such notice shall also state whether the action in question or the record date is subject to the effectiveness of a registration statement under the Act or to a favorable vote of securityholders, if either is required.

(L) Miscellaneous. Except as provided in Section 13, no adjustment in respect of any distributions made to Warrantholders of securities issuable upon exercise of Warrants will be made during the term of a Warrant or upon the exercise of a Warrant.

(M) No Impairment. The Company will not, by any action, including, without limitation, amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant at the Exercise Price therefore as then in effect.

14. Specific Performance. The Company stipulates that the remedies at law of the Warrantholder in the event of any default by the Company in the performance or compliance with any of the terms of this Warrant may not be adequate, and that the Warrantholder shall have the right to seek to have the same specifically enforced.

15. GOVERNING LAW. THIS WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS WARRANT SHALL CONSTITUTE A CONTRACT UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

17. Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

18. Merger or Consolidation of the Corporation. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property to, any other Person unless the successor entity, transferee or lessee, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

19. Entire Agreement. This Warrant, the exhibit and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated: [                         ], 2005

SECURE COMPUTING CORPORATION

By:
	Name:	[ ]
	Title:	[ ]

Notice of Exercise

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to purchase Shares of Common Stock, par value $0.01 per share, issued by Secure Computing Corporation (the “Company”) and held by the undersigned, the original of which is attached hereto, and (check the applicable box):

☐	Tenders herewith payment of the Exercise Price (as defined in the Warrant) in full in the form of cash, certified check or official bank check in the amount of $ for of such Shares.

☐	Confirms that payment of the Exercise Price (as defined in the Warrant) in full by means of a wire transfer in the amount of $ for of such Shares has been made to the Company.

☐	Elects to surrender to the Company for cancellation securities of the Company having a Market Price (as defined in the Warrant) on the date hereof equal to the Exercise Price (as defined in the Warrant) for shares of Common Stock as to which the Warrant is being exercised.

☐	Elects to receive that number of shares of Common Stock (valued at the Market Price on the date hereof) equal to (x) the Market Price (as defined in the Warrant) multiplied by shares as to which the Warrant is being exercised minus (y) the aggregate Exercise Price (as defined in the Warrant) with respect to such shares.

[To be signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                     the right represented by the within Warrant to purchase          Shares of the Common Stock of Secure Computing Corporation to which the within Warrant relates, and appoints                  attorney to transfer said right on the books of Secure Computing Corporation with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address

In the presence of